SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2003

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11720 Amber Park Drive Suite 600 Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 867-8000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On May 6, 2003, as required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, Certegy Inc. received notice from the plan administrator of the Certegy Inc. 401(k) Plan (the “Plan”) regarding a “blackout period” during which certain transactions in Plan assets, including in the Certegy Common Stock fund, were to be suspended.

This blackout period began on June 17, 2003 and was originally expected to end on July 31, 2003. Due to the early completion of the change of record keepers for the Plan, the blackout period ended earlier than expected, on July 23, 2003. The blackout period applied to Certegy’s Common Stock, Par Value $0.01 Per Share and derivative securities thereof, as defined in Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended. During the blackout period, the ability of Plan participants to direct or diversify their investments (including in the Certegy Common Stock fund), obtain a loan from the Plan or obtain a distribution from the Plan was suspended.

Inquiries about the blackout period should be directed to Walter M. Korchun, Corporate Vice President, General Counsel, and Secretary, Certegy Inc., 11720 Amber Park Drive, Alpharetta, Georgia 30004, telephone no. (678) 867-8000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

By:	/s/ Michael T. Vollkommer
Michael T. Vollkommer Corporate Vice President and Chief Financial Officer

Date: August 4, 2003